EXHIBIT 10.2

SECURITY AGREEMENT

([_________________])

This Pledge and Security Agreement (this “Agreement”) is made and entered into as of June 9, 2014 by and between [___________] (“Grantor”), and COMERICA BANK (the “Bank”).

RECITALS

A.           Bank has agreed to make certain advances of money and to extend certain financial accommodations (the “Financial Accommodations”) to Adept Technology, Inc., a Delaware corporation (“Borrower”) in the amounts and manner set forth in that certain Loan and Security Agreement, dated as of June 9, 2014 between Borrower and Bank (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”).

B.           Bank is willing to make the Financial Accommodations to Borrower, but only upon the condition, among others, that Grantor grant to Bank a security interest in all of Grantor’s right title, and interest in, to and under all of the Collateral (defined below) whether presently existing or hereafter acquired.

C.           Grantor is a Subsidiary of Borrower and Grantor is financially interested in the affairs of Borrower, and deems it advisable, desirable, and in the best interests of Grantor to enter into this Agreement.

NOW, THEREFORE, Grantor and the Bank agree as follows:

1. Definitions. All terms used without definition in this Agreement shall have the meaning assigned to them in the Loan Agreement. All terms used without definition in this Agreement or in the Loan Agreement shall have the meaning assigned to them in the Code. As used in this Agreement:

(a) “Code” means the California Uniform Commercial Code, as amended or supplemented from time to time.

(b) “Collateral” means the property described in Exhibit A attached hereto and all Negotiable Collateral to the extent not described on Exhibit A, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, or (iii) constitutes the capital stock of a controlled foreign corporation (as defined in the IRC), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote.

(c) “Collateral Locations” means each location where any Collateral is now or hereafter located, including, without limitation, those Collateral Locations listed in Section 12 of this Agreement.

(d) “Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Grantor has any interest.

(e) “Event of Default” shall have the meaning ascribed thereto in Section 5 of this Agreement.

(f) “Grantor Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Grantor pursuant to this Agreement or any other agreement, including, without limitation, that certain Guaranty of even date herewith by Grantor in favor of Bank with respect to the indebtedness of Borrower owing to Bank (as may be amended, restated, supplemented or replaced from time to time, the “Guaranty”), whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Grantor to others that Bank may have obtained by assignment or otherwise.

(g) “Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

(h) “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

(i) “Material Adverse Effect” means a material adverse effect on (a) the business operations, or financial condition of Grantor and its Subsidiaries taken as a whole, (b) the ability of Grantor to repay the Grantor Obligations or otherwise perform its obligations under the Loan Documents, or (c) Grantor’s interest in, or the value, perfection or priority of Bank’s security interest in the Collateral.

(j)  “Obligations” shall have the meaning given such term in the Loan Agreement.

(k)  “Permitted Liens” means the following:

(i) Any Liens existing on the Closing Date and disclosed on the Schedule of Permitted Liens attached hereto or arising under this Agreement;

(ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Grantor maintains adequate reserves, provided the same have no priority over any of Bank’s security interests;

(iii) Liens securing obligations not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate (a) upon or in any Equipment acquired or held by Grantor to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (b) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(iv) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

(v) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(vi) Non-exclusive licenses or sublicenses;

(vii) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(viii) Easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and

(ix) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money.

(l) “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

(m) “Secured Obligations” means collectively, the Obligations and the Grantor Obligations.

(n) “Securities Laws” means the Securities Act of 1933, as amended, and applicable state securities laws.

(o) “Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Grantor, either directly or through an Affiliate.

2. Grant of Security Interest.  To secure all of the Secured Obligations, Grantor grants to the Bank a first priority security interest in the Collateral.

3. Grantor’s Representations and Warranties.  Grantor represents and warrants as follows:

(a) Authorization.  Grantor has authority and has obtained all approvals and consents necessary to enter into this Agreement, and Grantor’s execution, delivery and performance of this Agreement will not violate or conflict with the terms of Grantor’s Articles of Incorporation, Bylaws or other charter document, or any law, agreement, or other instrument or writing to which Grantor is party or by which it is bound.

(b) Title.  The Collateral is owned by Grantor and is free of all Liens, except for (a) Liens in favor of Bank, (b) Permitted Liens and (c) restrictions on transfer imposed by the Securities Laws.

(c) Solvency, Payment of Debts.  Grantor and Borrower are solvent and able to pay their respective debts (including trade debts) as they mature.

(d) Further Representations.  Grantor further represents, warrants, and covenants that (i) Grantor is not in default under any agreement under which Grantor owes any money, or any agreement, the violation or termination of which could have a Material Adverse Effect; (ii) the information provided to Bank on or prior to the date of this Agreement is true and correct in all material respects; (iii) all financial statements and other information provided to Bank fairly present Grantor's financial condition, and there has not been a change in the financial condition of Grantor since the date of the most recent of the financial statements submitted to Bank which could have a Material Adverse Effect; (iv) to Grantor’s knowledge, Grantor is in compliance with all laws and orders applicable to it, except where the failure to comply is not reasonably likely to have a Material Adverse Effect; (v) Grantor is not party to any litigation, an adverse determination of which could result in damages in excess of $100,000, and to the best of Grantor’s knowledge, is not the subject of any government investigation, and Grantor has no knowledge of any pending litigation or investigation or the existence of circumstances that reasonably could be expected to give rise to such litigation or investigation; (vi) Grantor’s principal place of business is located at the address specified in Section 12; and (vii) no representation or other statement made by Grantor to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Bank not misleading.

4. Covenants.

(a) Encumbrances.  Grantor shall not (i) grant a security interest in any of the Collateral other than security interests in favor of Bank and security interests granted in connection with Permitted Liens, or (ii) permit any financing statements covering any of the Collateral to be filed in favor of any Person other than Bank.

(b) Use of Collateral.  The Collateral will not be used for any unlawful purpose or in any way that will void any insurance required to be carried in connection therewith.  Grantor will keep the Collateral free and clear of Liens (other than Permitted Liens) and adverse claims and, as appropriate and applicable, will keep it in good condition and repair, and will clean, shelter, and otherwise care for the Collateral in all such ways as are considered good practice by owners of like property.

(c) Indemnification.  Grantor shall indemnify Bank against all losses, claims, demands and liabilities of any kind caused by the Collateral, except to the extent that such losses, claims, demands and liabilities are caused by Bank’s gross negligence or willful misconduct.

(d) Perfection of Security Interest.  Grantor shall execute and deliver such documents as Bank reasonably deems necessary to create, perfect and continue the first priority security interest in the Collateral contemplated hereby.

(e) Insurance of Collateral.

(i) Grantor, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Grantor’s business is conducted on the date hereof.  Grantor shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Grantor’s.  If Grantor fails to maintain insurance as required by this Agreement, Bank may, but shall not be obliged to, at Grantor’s sole expense, maintain or effect such insurance coverage, or so much thereof as Bank considers necessary for its protection.

(ii) All policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank.  All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least 20 days notice to Bank before canceling its policy for any reason.  Upon Bank’s request, Grantor shall deliver to Bank certified copies of the policies of insurance and evidence of the payments of all premiums.  All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Secured Obligations.

(f) Inventory and Equipment.

(i) Grantor shall not store its inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such inventory or Equipment. Grantor shall not store or maintain any Equipment or inventory at a location other than the location set forth in Section 12 of this Agreement.

(ii) Grantor shall maintain the Collateral in good and saleable condition, repair it if necessary and otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property, use it lawfully and only as permitted by insurance policies, and permit Bank to inspect the Collateral at any reasonable time.

(iii) Grantor shall not sell, contract to sell, lease, encumber or transfer the Collateral (other than the disposition of inventory in the ordinary course of Grantor’s business and other assets which are obsolete or otherwise considered surplus) until the Secured Obligations have been paid or performed in full (other than inchoate indemnity obligations). Grantor acknowledges and agrees that Bank has a security interest in the proceeds of such Collateral.

(g) Accounts, Chattel Paper and General Intangibles.  As to Collateral which are Accounts, Chattel Paper, General Intangibles and Proceeds, Grantor warrants, represents and agrees:

(i) All such Collateral is genuine, enforceable in accordance with its terms and conditions (except as disclosed to and accepted by Bank in writing).  Grantor will supply Bank with duplicate invoices or other evidence of Grantor’s rights on Bank’s request.

(ii) All persons appearing to be obligated on such Collateral have authority and capacity to contract.

(iii) All Chattel Paper is in compliance with applicable law as to form, content and manner of preparation and execution and has been properly registered, recorded, and/or filed to protect Grantor’s interest thereunder.  Grantor will mark conspicuously all Chattel Paper with a legend, in form and substance satisfactory to Bank, indicating that such Chattel Paper is subject to the security interests of Bank and will, upon Bank’s request after the occurrence of an Event of Default, deliver possession thereof to Bank.

(iv) Grantor agrees that following the occurrence and during the continuance of an Event of Default, Grantor shall not compromise, settle or adjust any Account or renew or extend the time of payment thereof without Bank’s prior written consent.

(v) Until Bank exercises its rights to collect the Accounts pursuant hereto, Grantor will collect with diligence all Grantor’s Accounts.  Any collection of Accounts by Grantor, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank.  If an Event of Default has occurred and is continuing, Grantor shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received.  The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of the Secured Obligations.  Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection.  All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

(vi) Until Bank exercises its rights to collect the Accounts pursuant hereto, Grantor may continue its present policies with respect to returned merchandise and adjustments.  However, Grantor shall immediately notify Bank of all cases involving repossessions, and material loss or damage of or to merchandise represented by the Accounts.

(h) Binding Agreement.  Anything herein to the contrary notwithstanding, (i) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Bank of any of the rights granted hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (iii) Bank shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Bank be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(i) Instruments.  At the request of Bank, Grantor will deliver and pledge to Bank all Instruments that are part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Bank.

(j) Records.  Grantor shall prepare and keep, in accordance with generally accepted accounting principles consistently applied, complete and accurate records regarding the Collateral and, if and when requested by Bank, shall prepare and deliver a complete and accurate schedule of all the Collateral in such detail as Bank may reasonably require.

(k) Inspection of Grantor’s Books.  Grantor shall permit Bank or its designee at reasonable times and from time to time, but not more than twice a year unless an Event of Default has occurred and is continuing, to inspect Grantor’s books, records and properties and to audit and to make copies of extracts from such books and records.

(l) Fees and Costs.  Grantor shall pay all expenses, including reasonable attorneys’ fees, incurred by Bank in the preservation, realization, enforcement or exercise of any of Bank’s rights under this Agreement and in the establishment, determination, continuation or defense of the validity or priority of Bank’s security interest under this Agreement.

(m) Accounts.  Grantor shall maintain and shall cause each of its Subsidiaries to maintain all of their depository, operating and investment accounts with Bank; provided, however, that Grantor shall be permitted to maintain accounts with financial institutions other than Bank in states where Grantor has operations and where Bank does not have a physical office.

(n) Corporate Existence.  Grantor will maintain its corporate existence and good standing and will maintain in force all licenses and agreements, the loss of which could have a Material Adverse Effect.  Grantor will pay all taxes on or before the date such taxes are due, and will comply with all laws and orders applicable to it; provided that Grantor need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

(o) Negative Covenants.  Grantor will not (i) make any investments in, or loans or advances to, any Person other than in the ordinary course of business as currently conducted, (ii) acquire any assets other than in the ordinary course of business as currently conducted, (iii) make any distributions or pay any dividends to any Person on account of Grantor’s shares, (iv) borrow any money except in the ordinary course of business as currently conducted, (v) move, dispose of or encumber any portion of its assets, except for (A) dispositions of inventory in the ordinary course of Grantor's business and (B) Permitted Liens, (vi) merge or consolidate with or into any Person or entity, (vii) create, incur, assume or suffer to exist any Lien (other than Liens in favor of Bank and Permitted Liens) with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any of Grantor’s accounts, (viii) keep Inventory or Equipment at a location other than the address specified in Section 12 hereof; (ix) relocate its chief executive office without fifteen (15) days prior written notice to Bank or relocate its state of incorporation without thirty (30) days prior written notice to Bank, or (x) or maintain or invest any of its property with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance reasonably satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Grantor.

(p) Further Assurances.  At any time and from time to time, upon the written request of Bank, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Bank may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) to secure all consents and approvals necessary or appropriate for the grant of a security interest to Bank in any Collateral held by Grantor or in which Grantor has any rights not heretofore assigned, (ii) filing any financing, amendment or continuation statements under the Code with respect to the security interests granted hereby, (iii) transferring Collateral to Bank’s possession (if a security interest in such Collateral can be perfected by possession), (iv) placing the interest of Bank as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by Grantor or in or with respect to which Grantor holds a beneficial interest and (v) obtaining, for each Collateral Location not owned by Grantor, a landlord subordination agreement, collateral access agreement or bailment waiver, executed by the landlord, warehouseman or bailee of such location, as applicable, together with a copy of the lease, warehouse or bailment agreement for each such location.  Grantor also hereby authorizes Bank to file any such financing or continuation statement.  If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Bank and delivered to Bank promptly upon Grantor’s receipt thereof.

5. Events of Default. The occurrence of any Event of Default under the Loan Agreement or Grantor’s breach of any term provision, covenant warranty or representation under this Agreement, or under any other document, instrument or agreement entered into between Grantor and Bank, including without limitation the Guaranty, as the same may be amended modified or supplemented from time to time, shall constitute an “Event of Default” under this Agreement.

6. Remedies.  Upon the occurrence of an Event of Default, Bank shall have all rights, privileges, powers and remedies provided by law, including, but not limited to, exercise of any or all of the following remedies.

(a) Bank may declare all Secured Obligations to be immediately due and payable, and thereupon all such amounts shall be and become immediately due and payable to the Bank.

(b) Bank may dispose of the Collateral in accordance with applicable law.

(c) Bank may effect the transfer of any securities included in the Collateral into the name of Bank and, if applicable, cause new certificates representing such securities to be issued in the name of Bank or its transferee.

(d) Bank may use, operate, consume and sell the Collateral in its possession as appropriate for the purpose of performing Grantor’s obligations with respect thereto to the extent necessary to satisfy the obligations of Grantor.

(e) All payments received and amounts realized by Bank shall be promptly applied and distributed by the Bank in the following order of priority:

(i) first, to the payment of all costs and expenses, including legal expenses and reasonable attorneys fees, incurred or made hereunder by Bank, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under this Section 6, and of all taxes, assessments or Liens superior to the Lien granted under this Agreement; and

(ii) second, to the payment to Bank of the amount then owing under the Secured Obligations; and

(iii) third, to Grantor, to the extent permitted under applicable law.

7. Power of Attorney.  Grantor hereby appoints Bank, effective upon the occurrence of an Event of Default, its attorney-in-fact to prepare, sign and file or record, for Grantor in Grantor’s name, any financing statements, applications for registration and like papers and to take any other action deemed by Bank necessary or desirable in order to perfect the security interest of the Bank in the Collateral, to dispose of any Collateral, and to perform any obligations of Grantor hereunder, at Grantor’s expense, but without obligation to do so.

8. Remedies Cumulative.  Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative.  Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver.  No delay by Bank shall constitute a waiver, election, or acquiescence by it.  No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9. Amendment of Loan Documents.  Grantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or (with the approval of Borrower) otherwise change the terms of any Loan Document, or any part thereof; (b) take and hold security for the payment of any Loan Document, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

10. Grantor Waivers.  Grantor waives any right to require Bank to (a) proceed against Borrower, any guarantor or any other Person; (b) proceed against or exhaust any security held from Borrower; (c) marshal any assets of Borrower; or (d) pursue any other remedy in Bank’s power whatsoever.  Bank may, at its election, release, exchange, modify, enforce and otherwise exercise or decline or fail to exercise any right or remedy it may have against Borrower, any guarantor or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Grantor hereunder.  Grantor is not relying upon any guaranty which Bank has or may have or assets in which Bank has or may have a Lien for payment of the Secured Obligations.  Grantor agrees that no security or guaranty now or later held by Bank for the payment of any Secured Obligations, whether from Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional pledge of Grantor under this Agreement.  Grantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower.  Grantor waives any setoff, defense or counterclaim that Borrower may have against Bank.  Grantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower.  Until all Secured Obligations have been satisfied, Grantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Grantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower.  Grantor waives all rights to participate in any security now or hereafter held by Bank.  Grantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness.  Grantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Grantor, Bank shall have no duty to advise Grantor of information known to Bank regarding such condition or any such circumstances.  Until all Obligations have been satisfied, Grantor waives the benefits of California Civil Code sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

11. Borrower Insolvency.  If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Grantor agrees that Grantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred.  This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Grantor, any other Person, or otherwise, as though such payment had not been made.

12. Notices.  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Grantor or to Bank, as the case may be, at its addresses set forth below:

If to Grantor:                         [____________________]
5960 Inglewood Drive
Pleasontan, CA 94588
Attn: ___________________
Fax:  ___________________

If to Bank:                              Comerica Bank
M/C 7578
39200 Six Mile Rd.
Livonia, MI 48152
Attn: National Documentation Services

with a copy to:                      Comerica Bank
226 Airport Parkway
Suite 100
San Jose, CA 95110
Attn:  Sharon Shelton Feigelson

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.  Failure to deliver a copy of any notice or demand to a Person who is not a party to this Agreement shall not render ineffective any notice or demand otherwise delivered to a party to this Agreement in accordance with this Section.

13. Choice of Law and Venue; Jury Trial Waiver.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of the parties hereto hereby submits to the exclusive jurisdiction of the state and Federal courts located in the State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

14. Reference Provision.

(a) In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(b) With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(c) The matters that shall not be subject to a reference are the following: (i) foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(d) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(e) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(g) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act § 1280 through § 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(j) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.

15. General Provisions.

(a) Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Grantor without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion.  Bank shall have the right without the consent of or notice to Grantor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

(b) Indemnification.  Grantor shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with Grantor’s failure to comply with the terms of  this Agreement; and (b) all losses or Bank Expenses (as defined in the Loan Agreement) in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to Grantor’s failure to comply with the terms of this Agreement (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

(c) Time of Essence.  Time is of the essence for the performance of all obligations set forth in this Agreement.

(d) Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(e) Amendments in Writing, Integration.  This Agreement cannot be amended or terminated orally.  All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

(f) Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

(g) Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Secured Obligations (other than inchoate indemnity obligations) remain outstanding or Bank has any obligation to make Credit Extensions to Borrower.  The obligations of Grantor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in this Agreement shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

GRANTOR:	BANK

[___________________________________]	COMERICA BANK

By: ________________________________	By: ________________________________

Name: ______________________________	Name: ______________________________

Title: _______________________________	Title: _______________________________

DEBTOR:                                [___________________________]
SECURED PARTY:               COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT
TO SECURITY AGREEMENT

All personal property of Debtor of every kind, whether presently existing or hereafter created or acquired, and wherever located, including but not limited to: (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the Collateral shall not include (i) property that is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), (ii) any property for which the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, (iii) any property that constitutes the capital stock of a controlled foreign corporation (as defined in the IRC), in excess of sixty five percent (65%) of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote, and (iv) any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property (the “Rights to Payment”).  Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of June 9, 2014, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.